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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated April 16, 2004, in Amendment No. 3 to the Registration Statement on Form S-11, filed on July 9, 2004 and related Prospectus of Gramercy Capital Corp. for the registration of $215,625,500 of its common stock.

/S/ ERNST & YOUNG LLP New York, New York July 9, 2004

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INDEPENDENT AUDITORS' CONSENT